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                                                                    EXHIBIT 11.1

                 THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS


                                                      FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                                      --------------------------     ------------------------
                                                               May 1999                     May 1999
                                                         (in millions, except share and per share amounts)


Earnings available to common stockholders                        $        340             $       1,347
                                                                 ============             =============
Weighted-average number of common shares                          474,712,271               474,712,271

Effect of dilutive securities:
     Restricted stock units                                         2,432,037                 2,432,037
     Stock options                                                  2,763,993                 2,763,993
                                                                 ------------             -------------

Dilutive potential common shares                                    5,196,030                 5,196,030
                                                                 ------------             -------------

Weighted-average number of common
  shares and dilutive potential common shares                     479,908,301               478,908,301
                                                                 ============             =============

BASIC EARNINGS PER SHARE                                         $       0.72             $        2.84
                                                                 ============             =============

DILUTED EARNINGS PER SHARE                                               0.71                      2.81
                                                                 ============             =============
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